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                           SECTION 1350 CERTIFICATIONS

                                   EXHIBIT 32

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CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

The undersigned certify that, to their knowledge, the Form 10-Q of Wilmington Trust Corporation (the Corporation) for the second quarter of 2005 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.

                               /s/ Ted T. Cecala
                               -------------------------------------------------
                               Ted T. Cecala
                               Chairman of the Board and Chief Executive Officer

                               /s/ David R. Gibson
                               -------------------------------------------------
                               David R. Gibson
                               Executive Vice President and Chief Financial
                               Officer